Exhibit 99.01

JASPER DESIGN AUTOMATION, INC.

2011 STOCK INCENTIVE PLAN

(Adopted April 5, 2011)

i

Jasper Design Automation, Inc.

2011 Stock Incentive Plan

(Adopted April 5, 2011)

SECTION 1.	PURPOSE.

The purpose of the Plan is to offer selected Employees, Consultants and Outside Directors an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, to encourage such selected persons to remain in the employ of the Company and to attract new Employees with outstanding qualifications. The Plan seeks to achieve this purpose by providing for awards of Restricted Shares, grants of Options (which may constitute Incentive Stock Options or Nonstatutory Stock Options) and sales of Shares of Stock. While this Plan is intended to satisfy Section 25102(o) of the California Corporations Code, awards, grants and sales may be made under this Plan in reliance upon other state securities law exemptions and to the extent another exemption is relied upon, the terms of this Plan which are required only because of Section 25102(o) need not apply to the extent provided by the Board of Directors in the Stock Option Agreement and Stock Purchase Agreement.

SECTION 2.	DEFINITIONS.

(a) “Award” shall mean any award of Restricted Shares under the Plan.

(b) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(c) “Change in Control” shall mean the occurrence, after the date hereof, of any of the following events:

(i) The Company is merged, consolidated or reorganized into or with another corporation or other legal person, and, as a result of such merger, consolidation or reorganization, less than fifty percent (50%) of the combined voting power of the then outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of voting securities of the Company immediately prior to such transaction;

(ii) The Company sells all or substantially all of its assets to any other corporation or other legal person, and as a result of such merger, consolidation or reorganization, less than fifty percent (50%) of the combined voting power of the then outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of voting securities of the Company immediately prior to such sale; or

(iii) Any person (as the term “person” is used in Section 13(d)(30) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) representing fifty percent (50%) or more of the combined voting power of the then-outstanding voting securities of the Company.

The term “Change in Control” shall not include a transaction the sole purpose of which is to change the state of the Company’s incorporation, to form a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, or the Company’s initial public offering.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e) “Committee” shall mean a committee of the Board of Directors which is authorized to administer the Plan under Section 3.

(f) “Company” shall mean Jasper Design Automation, Inc., a California corporation.

(g) “Consultant” shall mean a consultant, advisor or other independent contractor who performs services for the Company, a Parent or a Subsidiary.

(h) “Employee” shall mean an employee on the payroll records of the Company, a Parent or a Subsidiary.

(i) “Exchange Act” means the Securities and Exchange Act of 1934, as amended.

(j) “Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Board of Directors in the applicable Stock Option Agreement.

(k) “Fair Market Value” means the market price of Shares, determined by the Board of Directors as follows:

(i) If the Shares were traded over-the-counter on the date in question but were not traded on the Nasdaq Stock Market or the Nasdaq National Market System, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Shares are quoted or, if the Shares are not quoted on any such system, by the “Pink Sheets” published by the National Quotation Bureau, Inc.;

(ii) If the Shares were traded over-the-counter on the date in question and were traded on the Nasdaq Stock Market or the Nasdaq National Market System, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by the Nasdaq Stock Market or the Nasdaq National Market;

(iii) If the Shares were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report of that exchange for such date; and

(iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Board of Directors in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Board of Directors shall be conclusive and binding on all persons.

(l) “Incentive Stock Option” or “ISO” shall mean an employee incentive stock option described in Code Section 422(b).

(m) “Nonstatutory Option” or “NSO” shall mean a stock option that is not an ISO. NSO is equivalent to NQO used in the earlier version of this Plan.

(n) “Offeree” shall mean an individual to whom the Board of Directors has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

(o) “Option” shall mean an Incentive Stock Option or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

(p) “Optionee” shall mean an individual or estate who holds an Option.

(q) “Outside Director” shall mean a member of the Board of Directors of the Company, a Parent or a Subsidiary who is not an Employee of the Company, Parent or a Subsidiary, or an affiliate of such Director.

(r) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(s) “Plan” shall mean this Jasper Design Automation, Inc. 2011 Stock Incentive Plan.

(t) “Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Board of Directors.

(u) “Purchaser” shall mean an eligible individual or entity who has acquired Stock under the Plan whether through an Award, exercise of an Option, or by purchase.

(v) “Restricted Share” shall mean a Share sold or awarded to an eligible individual or entity which is nontransferable and subject to substantial risk of forfeiture until restrictions lapse.

(w) “Service” shall mean service as an Employee, a Consultant or an Outside Director.

(x) “Share” shall mean one share of Stock, as adjusted in accordance with Section 8 (if applicable).

(y) “Stock” shall mean the common stock of the Company.

(z) “Stock Option Agreement” shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her Option.

(aa) “Stock Purchase Agreement” shall mean the agreement between the Company and an Offeree who purchases or is awarded Shares under the Plan which contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

(bb) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

SECTION 3.	ADMINISTRATION

(a) Committees of the Board of Directors. The Plan may be administered by one or more Committees appointed by the Board of Directors comprised of two or more members of the Board of Directors. Each Committee shall have such authority and be responsible for such functions as the Board of Directors has assigned to it. If no Committee has been appointed, the entire Board of Directors shall administer the Plan. If the Stock becomes publicly traded, then any such Committee shall be comprised solely of two or more Outside Directors.

(b) Board of Directors Responsibilities. Subject to the provisions of the Plan, the Board of Directors shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. All decisions, interpretations and other actions of the Board of Directors shall be final and binding on all Offerees, Optionees and Purchasers and all persons deriving their rights from an Offeree, Optionee or Purchaser. The Board of Directors has and may exercise such power and authority as may be necessary or appropriate for the Board of Directors to carry out its functions as described in the Plan. The Board of Directors has authority in its discretion to determine to whom Options or Awards shall be granted, or who shall be eligible to purchase Shares, and the time or times at which Awards, Options and sales shall be made, and the number of Shares subject to each Award, Option or sale, subject to the express provisions of the respective Stock Purchase or Stock Option Agreements (which need not be identical). The Board of Directors may make all other determinations necessary or advisable for Plan administration and has authority to prescribe, amend and rescind rules and regulations relating to the Plan. All interpretations, determinations and actions by the Board of Directors will be final, conclusive and binding upon all Offerees, Optionees, Purchasers and persons deriving rights therefrom.

Board of Directors Liability. No member of the Board of Directors or the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Award or Option granted or sale made under the Plan.

(c) Financial Reports. The Company will provide financial statements to each Offeree, Optionee or Purchaser annually during the period such individual has Awards outstanding, or as otherwise required under Section 260.140.46 of Title 10 of the California Code of Regulations. Notwithstanding the foregoing, the Company will not be required to provide such financial statements to Offerees, Optionees or Purchasers when issuance of Awards is limited to key employees whose services in connection with the Company assure them access to equivalent information. Such financial statements need not be audited. If the Company is relying on the exemption from registration under Section 12(g) of the Exchange Act pursuant to Rule 12h-1(f)(1) promulgated under the Exchange Act, then the Company shall provide the Required Information (as defined below) in the manner required by Rule 12h-1(f)(1) to all optionees every six months until the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or is no longer relying on the exemption pursuant to Rule 12h-1(f)(1); provided, that, prior to receiving access to the Required Information the optionee must agree to keep the Required Information confidential pursuant to a written agreement in the form provided by the Company. For purposes of this Section 3(d), “Required Information” means the information described in Rules 701(e)(3), (4) and (5) under the Securities Act, with the financial statements being as of a date not more than 180 days before the sale of securities to which it relates.

SECTION 4.	ELIGIBILITY.

(a) General Rule. Only Employees, Consultants and Outside Directors shall be eligible to receive Options or Awards, or to purchase Shares under the Plan. Only Employees shall be eligible for the grant of ISOs. Notwithstanding the above, the Board of Directors may approve grants of Options or Awards to persons who are expected to become Employees, Consultants, or Outside Directors, but are not Employees, Consultants, or Outside Directors at the date of award or grant, with such award or grant to specify whether it is effective immediately or effective only on such person becoming an Employee, Consultant, or Outside Director.

(b) Ten Percent Stockholders. An Employee, Consultant or Outside Director who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, a Parent or Subsidiary shall not be eligible for an Award, a grant of an Option or to purchase Shares unless (i) the Exercise Price for an ISO is at least one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant, (ii) the Purchase Price of Shares is at least one hundred percent (100%) of the Fair Market Value of a Share on the date of grant and (iii) in the case of an ISO, such ISO by its terms is not exercisable after the expiration of five (5) years from the date of grant.

(c) Attribution Rules. For purposes of Subsection (b) above, in determining stock ownership, an Employee, Consultant or Outside Director shall be deemed to own the stock owned, directly or indirectly, by or for his brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries. Stock with respect to which such Employee, Consultant or Outside Director holds an Option shall not be counted.

(d) Outstanding Stock. For purposes of Subsection (b) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant. “Outstanding stock” shall not include shares authorized for issuance under outstanding Options held by the Employee, Consultant or Outside Director or by any other person.

SECTION 5.	STOCK SUBJECT TO PLAN.

(a) Basic Limitation. Shares offered under the Plan shall be 3,000,000 authorized but unissued Shares.

In any event, the number of Shares which are subject to Awards, Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

(b) Additional Shares. In the event that any outstanding Option or other right for any reason expires or is canceled, the Shares allocable to the unexercised portion of such Option or other right shall again be available for the purposes of the Plan. If a Restricted Share is forfeited or repurchased, then such Restricted Share shall again become available for award under the Plan.

SECTION 6.	TERMS AND CONDITIONS OF SALES AND AWARDS.

(a) Stock Purchase Agreement. Each Award or sale of Shares under the Plan shall be evidenced by a Stock Purchase Agreement between the Offeree or Optionee and the Company. Such Award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Purchase Agreement. The provisions of the various Stock Purchase Agreements entered into under the Plan need not be identical.

(b) Duration of Offers. Any right to acquire Shares under the Plan (other than an Option) shall automatically expire if not exercised by the Offeree within thirty (30) days after the grant of such right was communicated to the Offeree by the Board of Directors.

(c) Purchase Price. Unless otherwise permitted by applicable law, the Purchase Price of Shares to be offered under the Plan shall be determined by the Board of Directors in its sole discretion. The Purchase Price shall be payable in a form described in Subsection (d) below.

(d) Payment for Shares. The entire Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided below. Notwithstanding any other provision of the Plan, Shares may, in the discretion of the Board of Directors, be awarded or sold under the Plan in consideration of Services previously rendered to the Company, a Parent or a Subsidiary prior to the Award or sale. Permissible forms of payment, in addition to cash, are:

(i) Surrender of Stock. To the extent that a Stock Purchase Agreement so provides, payment may be made all or in part with Shares which have already been owned by the Offeree or the Offeree’s representative for any time period specified by the Board of Directors and which are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

(ii) Promissory Notes. To the extent that a Stock Purchase Agreement so provides, payment may be made all or in part with a full recourse promissory note executed by the Offeree. The interest rate and other terms and conditions of such note shall be determined by the Board of Directors. The Board of Directors may require that the Offeree pledge his or her Shares to the Company for the purpose of securing the payment of such note. In no event shall the stock certificate(s) representing such Shares be released to the Offeree until such note is paid in full.

(iii) Other Forms of Payment. To the extent provided in the Stock Purchase Agreement, payment may be made in any other form that is consistent with applicable laws, regulations and rules, including payment for past services.

(e) Restrictions on Transfer of Shares. Any Shares awarded or sold under the Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine. Such restrictions shall be set forth in the applicable Stock Purchase Agreement and shall apply in addition to any restrictions that may apply to holder of Shares generally.

(f) Effect of Change in Control/Acceleration. The Board of Directors may determine at the time of making an Award or sale or thereafter, that restrictions on the Restricted Shares shall lapse, in whole or in part, in the event that a Change in Control occurs with respect to the Company or otherwise.

SECTION 7.	TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 8. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.

(c) Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant, and may have a higher Exercise Price as provided in Section 4(b). The Exercise Price of a Nonstatutory Option shall be determined by the Board of Directors in its sole discretion. The Exercise Price shall be payable in a form described in Subsection (h) below.

(d) Exercisability. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The exercisability of any Option shall be determined by the Board of Directors in its sole discretion.

(e) Effect of Change in Control/Acceleration. The Board of Directors may determine, at the time of granting an Option or thereafter, whether, and under what circumstances, such Option shall become fully exercisable as to all Shares subject to such Option in the event that a Change in Control occurs with respect to the Company before the Optionee’s Service with the Company terminates or otherwise.

(f) Term. The Stock Option Agreement shall specify the term of the Option. The term shall not exceed ten (10) years from the date of grant (or five (5) years for ten percent (10%) stockholders as provided in Section 4(b)). Subject to the preceding sentence, the Board of Directors at its sole discretion shall determine when an Option is to expire.

(g) Exercise of Options on Termination of Service. Each Option shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee’s Service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Board of Directors, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment. Notwithstanding the foregoing, to the extent required by applicable law, each Option shall provide that the Optionee shall have the right to exercise the vested portion of any Option held at termination for at least thirty (30) days following termination of Service with the Company for any reason, and that the Optionee shall have the right to exercise the Option for at least six months if the Optionee’s Service terminates due to death or Disability.

(h) Payment of Option Shares. The entire Exercise Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided below:

(i) Surrender of Stock. To the extent that a Stock Option Agreement so provides, payment may be made all or in part with Shares which have already been owned by the Optionee or the Optionee’s representative for any time period specified by the Board of Directors and which are surrendered to the Company in good form for transfer or their ownership is affirmed by the Optionee. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

(ii) Promissory Notes. To the extent that a Stock Option Agreement or Stock Purchase Agreement so provides, payment may be made all or in part with a full recourse promissory note executed by the Optionee or Offeree. The interest rate and other terms and conditions of such note shall be determined by the Board of Directors. The Board of Directors may require that the Optionee or Offeree pledge his or her Shares to the Company for the purpose of securing the payment of such note. In no event shall the stock certificate(s) representing such Shares be released to the Optionee or Offeree until such note is paid in full.

(iii) Cashless Exercise. To the extent that a Stock Option Agreement so provides and a public market for the Shares exists, payment may be made all or in part by delivery (on a form prescribed by the Board of Directors) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

(i) Other Forms of Payment. To the extent provided in the Stock Option Agreement, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

(j) No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by an Option until the date of the issuance of a stock certificate for such Shares.

(k) Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Board of Directors may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price or for other consideration.

SECTION 8.	ADJUSTMENT OF SHARES.

(a) General. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a recapitalization, a reclassification or a similar occurrence, the Board of Directors shall make appropriate adjustments in one or more of (i) the number of Shares available for future Awards under Section 5, (ii) the number of Shares covered by each outstanding Option or Purchase Agreement or (iii) the Exercise Price or Purchase Price under each outstanding Option or Stock Purchase Agreement.

(b) Reorganizations. In the event that the Company is a party to a merger or reorganization, outstanding Options shall be subject to the agreement of merger or reorganization, which may, without the Optionee’s consent, provide for the assumption, or substitution of outstanding Options by the surviving corporation or its parent, the payment of a cash settlement for exercisable options equal to the difference between the amount to be paid for one Share under such agreement and the exercise price for one Share under the Option, and for the cancellation of Options not exercised or settled.

(c) Reservation of Rights. Except as provided in this Section 8, an Optionee, an Offeree, or Purchaser shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares, Exercise Price or Purchase Price of Shares subject to an Option or Stock Purchase Agreement. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 9.	WITHHOLDING TAXES.

(a) General. To the extent required by applicable federal, state, local or foreign law, a Purchaser or Optionee or his or her successor shall make arrangements satisfactory to the Board of Directors for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b) Share Withholding. The Board of Directors may permit a Purchaser or Optionee to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including any restrictions required by rules of any federal or state regulatory body or other authority.

(c) Cashless Exercise/Pledge. The Board of Directors may provide that if Shares are publicly traded at the time of exercise, arrangements may be made to meet the Optionee’s withholding obligation by cashless exercise or pledge.

(d) Other Forms of Payment. The Board of Directors may permit such other means of tax withholding as it deems appropriate.

SECTION 10.	ASSIGNMENT OR TRANSFER OF OPTIONS OR SHARES.

(a) General. An Option granted under the Plan or Shares acquired under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law, except as approved by the Board of Directors. ISOs shall not be transferable. While any Shares are subject to California Corporations Code § 25102(o), Offerees and Optionees may not transfer their rights to purchase Shares under the Plan except by will or the laws of descent and distribution.

(b) Trusts. Neither this Section 10 nor any other provision of the Plan shall preclude a Stockholder from transferring or assigning NSOs or Restricted Shares to (a) the trustee of a trust that is revocable by such Optionee or stockholder alone, both at the time of the transfer or assignment and at all times thereafter prior to such stockholder’s death, or (b) the trustee of any other trust to the extent approved by the Board of Directors in writing. A transfer or assignment of NSOs or Restricted Shares from such trustee to any other person than such Optionee or stockholder shall be permitted only to the extent approved in advance by the Board of Directors in writing, and NSOs or Restricted Shares held by such trustee shall be subject to all the conditions and restrictions set forth in the Plan and in the applicable Stock Purchase Agreement, as if such trustee were a party to such Agreement.

SECTION 11.	LEGAL REQUIREMENTS.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company’s securities may then be listed.

SECTION 12.	NO EMPLOYMENT RIGHTS.

No provision of the Plan, nor any right or Option granted under the Plan, shall be construed to give any person any right to become or to be treated as an Employee, or to remain in the Service of the Company. The Company and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason.

SECTION 13.	DURATION AND AMENDMENTS.

(a) Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors, subject to the approval of the Company’s stockholders. In the event that the stockholders fail to approve the Plan within twelve (12) months after its adoption by the Board of Directors, any grants already made shall be null and void, and no additional grants shall be made after such date. The Plan shall terminate automatically ten (10) years after its adoption by the Board of Directors and may be terminated on any earlier date pursuant to Subsection (b) below.

(b) Right to Amend or Terminate the Plan. The Board of Directors may amend the Plan at any time and from time to time. Rights and obligations under any right or Option granted before amendment of the Plan shall not be materially altered, or impaired adversely, by such amendment, except with consent of the person to whom the right or Option was granted. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules including the rules of any applicable exchange.

(c) Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Shares previously issued or any Option previously granted under the Plan.

SECTION 14.	EXECUTION.

To record the adoption of the Plan by the Board of Directors on April 5, 2011, effective on such date, the Company has caused its authorized officer to execute the same.